EXHIBIT 5

                                                    May 21, 1997

New York State Electric
  & Gas Corporation
P.O. Box 3287
Ithaca, New York  14852-3287

Dear Sirs:

     In connection with the proposed offering and sale by New York State Electric & Gas Corporation (the "Company") of not to exceed an aggregate of 3,300,000 shares of its Common Stock ($6.66 2/3 Par Value) (the "Stock") pursuant to the terms of its 1997 Stock Option Plan ("Plan"), the Company is filing with the Securities and Exchange Commission a Registration Statement under the Securities Act of 1933, as amended, on Form S-8 (the "Registration Statement") with which this opinion is to be included as an Exhibit.

     As your counsel, we are generally familiar with the corporate proceedings of the Company and are generally familiar with the Plan.

     In our opinion, when the actions as hereinafter set forth shall have been taken, the Stock will have been duly authorized, and, when sold, will be legally issued, fully paid and non-assessable:

          (a) The Registration Statement shall have been filed with the Securities and Exchange Commission and shall have become effective;

          (b) The Public Service Commission of the State of New York shall have approved the issuance and sale of the Stock;

          (c) The Executive Compensation and Succession Committee of the Board of Directors of the Company shall have authorized the issuance and sale of the Stock;

          (d) The common stockholders of the Company shall have approved the issuance and sale of the Stock in accordance with the terms of the Plan; and

          (e) The Stock shall have been appropriately issued and delivered to the purchaser or purchasers thereof in accordance with the terms of the Plan and the consideration therefor received by the Company.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the making of the statements with reference to our firm under the heading "Legal Opinion" in the related prospectus.



                                                 Very truly yours,


                                                 /s/ HUBER LAWRENCE & ABELL